FOURTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT FACILITIES AGREEMENT


         THIS FOURTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT FACILITIES AGREEMENT (this "Amendment") is entered into as of September 24, 1999, by and among DT INDUSTRIES, INC., a Delaware corporation ("Domestic Borrower"), DT INDUSTRIES (UK) II LIMITED, ASSEMBLY TECHNOLOGIE & AUTOMATION GMBH, KALISH INC., formerly Kalish Canada Inc., and DT CANADA INC. (together with Domestic Borrower, separately and collectively, "Borrower"), BANK OF AMERICA, N.A., formerly NationsBank, N.A., as administrative agent ("Administrative Agent"), and the other lenders listed on the signature pages hereof (the "Lenders").

                                    RECITALS

                  (a) Borrower, Administrative Agent and the Lenders are parties to that certain Fourth Amended and Restated Credit Facilities Agreement dated as of July 21,1997 (as amended through the date hereof, the "Credit Agreement"; terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

                  (b) Borrower has requested that the Lenders waive certain Events of Default, and the Lenders have agreed to waive such Events of Default, subject to the terms and conditions contained herein.

                  (c) Borrower, Administrative Agent, and the Lenders desire to amend the Credit Agreement to provide for, among other things, (i) a reduction in the Revolving Loan Commitment, (ii) modification to certain pricing terms, (iii) a new maturity date, (iv) modifications to certain financial reporting requirements, (v) additional financial covenants and revisions to existing financial covenants, (vi) additional collateral security, and (vii) other modifications described below, all subject to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

         1. WAIVER. Subject to the satisfaction of the conditions of effectiveness set forth in Section 11 of this Amendment and the other conditions contained herein, the Lenders hereby waive any Event of Default under Section
16.1. of the Credit Agreement which may have occurred as a result, directly or indirectly, of the failure of the Borrower to comply with Sections 15.2., 15.3., 15.4., and 15.5. or any of them for any fiscal quarter ending on or before the date hereof, including, without limitation, any Event of Default arising from the Borrower's requests for Advances of the Revolving Loan while not in compliance with the financial covenants in the foregoing sections (the "Existing Events of Default"). The waiver provided in this Section 1 shall not be and shall not be deemed to be a waiver of any Defaults or Events of Default under the Credit Agreement other than the Existing Events of Default.

         2. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

                  (a) The first sentence of Section 3.1. is entirely amended, as follows:
                           Subject to the applicable limitations in Section 3.2
                  and elsewhere herein, each Lender commits to make available to Domestic Borrower, from the Effective Date to the Revolving Loan Maturity Date, such Lender's prorata share of an Aggregate Revolving Loan Commitment in the Dollar Equivalent Amount of (a) $165,000,000 from the date of this Agreement through but excluding September 24, 1999, and (b) $130,000,000 at all times thereafter (the "Aggregate Revolving Loan Commitment") by funding such Lender's prorata share (as listed on Exhibit 3 hereto) of Revolving Loan Advances denominated in Dollars, Pounds Sterling or Deutsche Marks and made from time to time as provided herein.

                  (b) A new Section 3.2.6. is added immediately following
         Section 3.2.5., as follows:

                  3.2.6. Minimum Availability. No Revolving Loan Advance will be made which would result in the Unused Revolving Loan Commitment equaling less than $5,000,000 unless and until Administrative Agent and Lenders shall have received from Domestic Borrower (a) the financial statements required under
                  Section 13.13.2. for the fiscal quarter of Borrower ending in December 1999, reflecting that EBITDA for the two quarter period then ended met or exceeded $16,064,000, and (b) a certificate of the Chief Financial Officer of Domestic Borrower that no Default or Event of Default exists at the time such financial statements are delivered. If the above conditions are not met and Domestic Borrower shall voluntarily reduce the Aggregate Revolving Loan Commitment by an aggregate amount of $5,000,000 or more, then the minimum availability requirement described above shall no longer be applicable.

                  (c) The introductory language in Section 4.3. is entirely amended, as follows:

                  The "Adjusted Eurodollar Rate" for any Eurodollar Loan is the lesser of (a) the Eurodollar Rate plus the applicable Eurodollar Increment, and (b) the Maximum Rate, and the "Adjusted Base Rate" for any Base Rate Loan shall be the lesser of (a) the Prime Rate plus the applicable Base Rate Increment, and (b) the Maximum Rate. Beginning September 24, 1999, and continuing at all times thereafter, the Eurodollar Increment shall be 3.00%, and the Base Rate Increment shall be 1.875%. At all times before such date, the Eurodollar Increment and the Base Rate Increment shall be as prescribed for the applicable Level in the following table:

                  (d) The first sentence of Section 4.7. is entirely amended, as follows:

                  Interest on all Eurodollar Loans will be calculated on the basis of actual number of days elapsed but computed as if each calendar year consisted of 360 days, and interest on all Base Rate Loans will be calculated on the basis of actual number of days elapsed on the basis of a year of 365 or 366 days, as the case may be.

                  (e) Section 4.15. is entirely amended, as follows:

                  4.15. Usury. Regardless of any provision contained in any Loan Document, Lenders are not entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Loan Obligation, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then any excess shall be treated as a partial prepayment of principal and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Advances as but a single extension of credit (and Lenders and Borrower agree that this is the case and that provision in this Agreement for multiple Advances is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and their effects, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Loan Obligations. However, if the Loan Obligations are paid in full before the end of their full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, Lenders shall refund any excess (and Lenders may not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount). If Texas laws are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "weekly ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code, as amended. Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts), does not apply to the Loan Documents.

                  (f) A new paragraph is added to Section 5.1. immediately following the table therein, as follows:

                  Notwithstanding any of the above to the contrary, beginning September 24, 1999, and continuing at all times thereafter,
                  (a) the "Commitment Fee Rate" shall be 0.50% per annum, and
                  (b) the "Unused Revolving Loan Commitment" on any day shall be the difference between (i) the amount of the Aggregate Revolving Loan Commitment and (ii) the sum of (A) the Aggregate Revolving Loan, and (B) the Letter of Credit Exposure as of the close of business on such day.

                  (g) The second sentence of Section 5.2. is entirely amended, as follows:

                  The "Letter of Credit Fee" for any Letter of Credit shall be equal to 3.00% per annum of the Dollar Equivalent Amount of the aggregate undrawn amount of such Letter of Credit, payable quarterly in advance on the day of its issuance and as of the first day of each calendar quarter thereafter.

                  (h) Section 6.1.2. is entirely amended, as follows:

                  6.1.2. Principal. Borrower shall repay the entire amount of the Aggregate Revolving Loan as then outstanding on April 2, 2001. Canadian Borrowers shall repay the entire amount of the Canadian Term Loan on April 2, 2001.

                  (i) A new Section 6.2.3. is added immediately following
         Section 6.2.2., as follows:

                  6.2.3. Mandatory Prepayment from Asset Sale Proceeds. Promptly upon receipt of the proceeds from any sale, transfer, exchange, lease, or other dispositions of any of its assets on or after September 24, 1999 (except for sales in the ordinary course of business, sales of worn out or obsolete assets to be immediately replaced by assets of equal or greater value or quality, and sales or other dispositions of other assets (excluding stock of any Subsidiaries) for which the book value does not exceed $1,000,000 in the aggregate), Borrower shall prepay the Loans in a principal amount equal to 100% of the Net Proceeds of such transaction. For purposes hereof, "Net Proceeds" means the aggregate amount of cash and cash equivalents received by Borrower or any Subsidiary of Borrower in connection with any transaction described in this Section
                  6.2.3. minus fees, costs and expenses and related taxes paid or payable as a result of such transaction. Any such prepayment shall be applied to the Aggregate Canadian Term Loan and the Aggregate Revolving Loan, pro rata based upon the respective principal amounts of the Aggregate Canadian Term Loan and the Aggregate Revolving Loan Commitment at the time of such prepayment. Notwithstanding anything herein to the contrary, the Revolving Loan Commitment shall be permanently reduced by the amount of any such prepayment applied to the Aggregate Revolving Loan. Nothing in this Section 6.2.3. permits any violation of Section 14.6. of this Agreement.

                  (j) The first sentence of Section 11.18 is entirely amended as follows:

                  To Borrower's knowledge, all Pension Benefit Plans maintained by each Covered Person or an ERISA Affiliate of such Covered Person qualify under Section 401 of the Code (other than plans intended to be non-qualified) and are in compliance with the provisions of ERISA in all material respects.

                  (k) Section 13.1. is entirely amended, as follows:

                  13.1. Use of Proceeds. Subject to the terms and conditions hereof, the proceeds of any Revolving Loan Advances made after September, 1999, shall be used only for working capital and capital expenditures, as the source for payment of Borrower's reimbursement obligations with respect to Letters of Credit, and for general corporate purposes.

                  (l) Section 13.13.1. is hereby amended by (i) deleting the text, "120 days," and replacing it with the text, "90 days, and (ii) deleting the text, "(on a group basis)," and replacing it with the text, "(on a company by company basis)."

                  (m) Section 13.13.2. is entirely amended, as follows:

                  13.13.2. Quarterly Financial Statements. Within 45 days after the end of each fiscal quarter of Domestic Borrower, unaudited consolidated and consolidating (on a company by company basis) financial statements of Domestic Borrower and its Subsidiaries for the fiscal quarter then ended, in each case containing a balance sheet, income statement, and statement of cash flows and accompanied by (a) a report comparing actual consolidated results of operations of Domestic Borrower and its Subsidiaries for such fiscal quarter compared to budgeted performance, and (b) a Compliance Certificate of the Chief Financial Officer of Domestic Borrower.

                  (n) A new Section 13.13.3. is added immediately following
         Section 13.13.2., as follows:

                  13.13.3. Monthly Financial Statements and Information. Within 45 days after the end of each March, June, September and December beginning with September 1999, and within 30 days after the end of each other month beginning with October 1999, unaudited consolidated and consolidating (on a company by company basis) financial statements of Domestic Borrower and its Subsidiaries for the month then ended, in each case containing a balance sheet, income statement, and statement of cash flows and accompanied by (a) a report comparing actual consolidated results of operations of Domestic Borrower and its subsidiaries for such month compared to budgeted performance, and (b) a back-log report as of the end of such month from each Subsidiary of Domestic Borrower.

                  (o) Section 14.1.6. is entirely amended, as follows:

                  14.1.6. Indebtedness of (a) any Covered Person or any of its wholly owned subsidiaries to any other Covered Person incurred on or before September 24, 1999, (b) Borrower or any Significant Subsidiary to any other Significant Subsidiary or Borrower incurred after September 24, 1999, and (c) any Covered Person to any Significant Subsidiary or Borrower incurred after September 24, 1999, so long as such Covered Person shall have, on or before the later of October 31, 1999 or the date of the initial incurrence of such Indebtedness, execute and deliver to Administrative Agent for the benefit of the Lenders, an unconditional guaranty of the Loan Obligations in form and substance satisfactory to Administrative Agent and such documents, instruments, and other agreements reasonably required by Administrative Agent to create, grant and perfect first priority Security Interests (subject only to Permitted Security Interests) in all of such Covered Person's real and personal property.

                  (p) Section 14.1.7. is entirely amended, as follows:

                  14.1.7. Any other Investment in any Person made on or before September 24, 1999 if, after giving effect thereto, the aggregate Investments in all such Persons that are not Significant Subsidiaries is less than $30,000,000.

                  (q) Section 14.2.4. is entirely amended, as follows:

                  14.2.4. Any other Indebtedness of a Covered Person (excluding Indebtedness described in other provisions of this Section 14.2) (a) incurred on or before September 24, 1999, to the extent such other Indebtedness of all Covered Persons does not exceed a Dollar Equivalent Amount (as of the date incurred) of $5,000,000 to any one Person or $10,000,000 in the aggregate; or (b) incurred after September 24, 1999, to the extent such other Indebtedness of all Covered Persons incurred after such date does not exceed a Dollar Equivalent Amount (as of the date incurred) of $1,000,000 in the aggregate and, taken together with Indebtedness described in clause (a) of this
                  Section 14.2.4., does not exceed the limitations set forth in such clause.

                  (r) New Sections 14.2.6., 14.2.7., and 14.2.8. are entirely amended, as follows:

                  14.2.6. Indebtedness of any Covered Person, other than German Borrower, UK Borrower, or Canadian Borrowers, incurred on or before September 24, 1999, with respect to the proceeds of issued bonds on which the interest is tax exempt under Section 103 of the Code, so long as the aggregate principal amount outstanding with respect thereto does not at any time exceed $15,000,000.

                  14.2.7. Indebtedness of Canadian Borrower under the revolving credit agreement with Hong Kong Bank to the extent such Indebtedness does not exceed a Dollar Equivalent of CND $4,350,000.

                  14.2.8.  Indebtedness described in Section 14.1.6.

                  (s)      Section 14.4.5. is entirely amended, as follows:

                  14.4.5. Purchase money Security Interests granted on or before September 24, 1999, securing payment of the purchase price of capital assets acquired by Covered Persons after the Effective Date and on or before September 24, 1999 in an amount not to exceed $3,000,000 in the aggregate for all Covered Persons during any fiscal year of Borrower and $10,000,000 for all Covered Persons in the overall aggregate.

                  (t)      Section 14.4.9. is entirely amended, as follows:

                  14.4.9. Security Interests granted on or before September 24, 1999 that secure Obligations of Covered Persons which, when added to Security Interests permitted in Section 14.4.5, do not exceed $25,000,000 for all Covered Persons.

                  (u) Sections 14.5.1., 14.5.2., 14.5.3, 14.5.4, and 14.5.5. are
         hereby deleted, and Section 14.5. is entirely amended, as follows:

                  14.5. Acquisitions. Acquire stock or any other equity interest in a Person sufficient for such Person to become a Subsidiary or Affiliate of a Covered Person, or acquire all or substantially all of the assets or a division of a Person, except Investments permitted under Section 14.1.7.

                  (v) Section 14.6. is entirely amended, as follows:

                  14.6 Disposal of Property. Sell, transfer, exchange, lease, or otherwise dispose of any of its assets (except for sales in the ordinary course of business and sales of worn out or obsolete assets to be immediately replaced by assets of equal or greater value or quality) including any shares of stock of any Subsidiaries of Domestic Borrower or any Foreign Borrower that are not pledged to Administrative Agent for the benefit of Lenders, except for sales and other dispositions of assets (excluding stock of any Subsidiaries) for which the book value does not exceed $1,000,000 in the aggregate and sales approved by consent of the Required Lenders.

                  (w) New Sections 14.11., 14.12., and 14.13. are added immediately following Section 14.10., as follows:

                  14.11. Capital Expenditures. Make Capital Expenditures (for all Covered Persons) in excess of the applicable amount in the following table for the period indicated in the following table:

                  ----------------------------------------------- --------------------------------
                  During the period                               The applicable amount is
                  ----------------------------------------------- --------------------------------
                  From June 28, 1999 through September 26, 1999   $3,800,000
                  ----------------------------------------------- --------------------------------
                  From June 28, 1999 through December 26, 1999    $7,300,000
                  ----------------------------------------------- --------------------------------
                  From June 28, 1999 through March 26, 2000       $11,800,000
                  ----------------------------------------------- --------------------------------
                  From June 28, 1999 through June 25, 2000        $14,300,000
                  ----------------------------------------------- --------------------------------
                  From June 26, 2000 through September 24, 2000   $3,500,000
                  ----------------------------------------------- --------------------------------
                  From June 26, 2000 through December 31, 2000    $7,000,000
                  ----------------------------------------------- --------------------------------
                  From June 26, 2000 through April 1, 2001        $10,500,000
                  ----------------------------------------------- --------------------------------

                  14.12. Distributions. With respect to any Covered Person that has issued any shares of capital stock or other equity securities, (a) retire, redeem, purchase, or otherwise acquire for value any of those securities, (b) declare or pay any dividend on or with respect to those securities, except to Domestic Borrower, the UK Borrower or their respective wholly-owned Subsidiaries, (c) make any loan or advance to, or other investment in, the holder of any of those securities, or
                  (d) make any other payment with respect to those securities, except to Domestic Borrower, the UK Borrower or their respective wholly-owned Subsidiaries.

                  14.13. Amendment to TIDES. Amend, change, or permit to be amended or changed, those certain 7.16% Convertible Junior Subordinated Deferrable Interest Debentures or any document, instrument or other agreement executed in connection therewith other than amendments or supplements to any registration statement or prospectus relating thereto and as required in connection with the replacement of the trustee under the indenture.

                  (x) Section 15.1. is amended by adding a new sentence immediately following the last sentence in the definition of "Net Worth" therein, as follows:

                  Notwithstanding any of the above, cumulative foreign currency translation adjustments shall not be included in the calculation of Net Worth.

                  (y) Sections 15.2., 15.3., 15.4., and 15.5. are entirely
         amended, as follows:

                  15.2. Minimum Net Worth. Domestic Borrower's Net Worth as of the end of each fiscal quarter of Domestic Borrower shall at no time be less than $175,000,000 plus (i) 50% of Domestic Borrower's cumulative Net Income (but not any net loss) for the period commencing June 28, 1999, and extending through and including the end of the applicable fiscal quarter and (ii) 75% of the amount of the cumulative net proceeds received by Domestic Borrower for the period commencing June 28, 1999, and extending through and including the end of the applicable fiscal quarter from the issuance of equity securities of any Covered Person (other than in connection with any employee benefit plan or employee compensation arrangement).

                  15.3. Maximum Funded Debt to EBITDA Ratio. The ratio of Domestic Borrower's Funded Debt as of the end of any fiscal quarter of Domestic Borrower to Domestic Borrower's EBITDA for the four consecutive fiscal quarters then ended shall not exceed the applicable ratio in the following table:

                  --------------------------------------------- ----------------------------------
                  During the period                             The applicable ratio is
                  --------------------------------------------- ----------------------------------
                  From June 28, 1999 through December 26, 1999  7.5 to 1.0
                  --------------------------------------------- ----------------------------------
                  From December 27, 1999 through March 26,      6.25 to 1.0
                  2000
                  --------------------------------------------- ----------------------------------
                  After March 26, 2000                          3.25 to 1.0
                  --------------------------------------------- ----------------------------------

                                       8

                  15.4 Minimum Fixed Charge Coverage. The ratio of Domestic
                  Borrower's Adjusted EBITDA to Domestic Borrower's Fixed
                  Charges, calculated at the end of each fiscal quarter of Domestic Borrower for the four consecutive fiscal quarters then ended, shall not be less than the applicable ratio in the following table:

                  --------------------------------------------- ----------------------------------
                  During the period                             The applicable ratio is
                  --------------------------------------------- ----------------------------------
                  From June 28, 1999 through September 26,      0.30 to 1.0
                  1999
                  --------------------------------------------- ----------------------------------
                  From September 27, 1999 through               0.40 to 1.0
                  December 26, 1999
                  --------------------------------------------- ----------------------------------
                  From December 27, 1999 through March 26,      0.50 to 1.0
                  2000
                  --------------------------------------------- ----------------------------------
                  After March 26, 2000                          1.25 to 1.0
                  --------------------------------------------- ----------------------------------

                  15.5. Minimum EBITDA to Interest Expense Ratio. The ratio of
                  Domestic Borrower's EBITDA to Domestic Borrower's Interest
                  Expense, calculated at the end of each fiscal quarter of Domestic Borrower for the four consecutive fiscal quarters then ended, shall not be less than the applicable ratio in the following table:

                  --------------------------------------------- ----------------------------------
                  During the period                             The applicable ratio is
                  --------------------------------------------- ----------------------------------
                  From June 28, 1999 through December 26, 1999  1.20 to 1.0
                  --------------------------------------------- ----------------------------------
                  From December 27, 1999 through March 26,      1.25 to 1.0
                  2000
                  --------------------------------------------- ----------------------------------
                  After March 26, 2000                          2.25 to 1.0
                  --------------------------------------------- ----------------------------------
                  (z) A new Section 15.6. is added immediately following Section
         15.5., as follows:

                  15.6. Minimum EBITDA. Domestic Borrower's EBITDA, calculated at the end of each fiscal quarter of Domestic Borrower for the four consecutive fiscal quarters then ended, shall not be less than the applicable amount in the following table for the period indicated in the following table:


                  ----------------------------------------------- --------------------------------
                  During the period                               The applicable amount is
                  ----------------------------------------------- --------------------------------
                  From June 28, 1999 through December 26, 1999    $17,500,000
                  ----------------------------------------------- --------------------------------
                  From December 27, 1999 through March 26, 2000   $22,000,000
                  ----------------------------------------------- --------------------------------

                                       9



                  From March 27, 2000 through June 25, 2000       $40,000,000
                  ----------------------------------------------- --------------------------------
                  After June 25, 2000                             $45,000,000
                  ----------------------------------------------- --------------------------------

                  (aa)     Section 16.1.6. is entirely amended, as follows:

                  16.1.6. Other Covenants. Failure of any Covered Person to comply with of any of the terms or provisions of any of the Loan Documents applicable to it (other than a failure which constitutes an Event of Default under any of Sections 16.1.1 through 16.1.5) which is not remedied or waived in writing in accordance with the terms of this Agreement within 30 days after notice thereof from the Administrative Agent to such Covered Person.

                  (bb) A new Section 16.1.17. is added immediately following
         Section 16.1.16., as follows:

                  16.1.17. Default Under Certain Other Agreements. In respect of any Indebtedness incurred in connection with (a) that certain Reimbursement Agreement between Domestic Borrower and BankBoston, N.A. ("BankBoston") dated as of July 1, 1998 (as amended, extended, renewed or restated from time to time) and those certain $7,000,000 Multi-Mode Industrial Revenue Bonds (Sencorp Systems, Inc. ProjectB1998 Series A) issued by the Massachusetts Industrial Finance Agency (collectively, the "Bond Documents"), and (b) those certain 7.16% Convertible Junior Subordinated Deferrable Interest Debentures, any default or other event or condition occurs or exists at any time beyond the applicable grace or cure period (and, solely with respect to the Bond Documents, only after BankBoston has obtained a Security Interest in the Collateral which is pari passu with the Lenders), the effect of which is to cause or to permit any holder of that Indebtedness to cause (whether or not it elects to cause) any of that Indebtedness to become due before its stated maturity or regularly scheduled payment dates.

                  (cc) The fourth sentence of Section 19.2. is entirely amended, as follows:

                  The foregoing notwithstanding, no such amendment, modification, waiver or consent shall release any of the Collateral or any Covered Person or any Guarantor from its obligations under the Loan Documents (other than in connection with sales or other dispositions of assets permitted under
                  Section 14.6. and upon compliance with Section 6.2.3.) unless signed by authorized officers of Borrower and any one or more Lenders whose shares of Lenders' Exposure at the relevant time aggregate at least 80%, and no such amendment, modification, waiver or consent shall, unless signed by authorized officers of Borrower and of all the Lenders: (i) increase any Revolving Loan Commitment of any Lender, or increase the Letter of Credit Commitment or subject any Lender or the Letter of Credit Issuer to a greater obligation than expressly provided for in this Agreement, (ii) reduce or forgive the repayment of principal of any Advance or the reimbursement of any draw on a Letter of Credit or decrease the rate, or change the mechanism for determining the rate, of interest on any Advance or any fees or other amounts payable by Borrower hereunder, (iii) change to a later date the regularly scheduled dates for payments of principal or interest of any Advance or other fees or amounts payable to any Lender under the Loan Documents (including, without limitation, the Revolving Loan Maturity Date), (iv) change the provisions of Section 17 to the detriment of any Lender, (v) change the definition of Required Lenders herein, (vi) change the provisions of this Section, (vii) change any provisions of this Agreement requiring ratable distributions to Lender, or
                  (viii) subordinate the Loan Obligations to any other Indebtedness.

                  (dd) The first sentence of Section 19.7. is entirely amended, as follows:

                  Notwithstanding anything to the contrary in any other Loan Document, this Agreement, the Notes and the other Loan Documents and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal Laws of the State of Texas without regard to choice or conflicts of law principles.

                  (ee) The definition of "Permitted Stock Repurchase" in Exhibit
         2.1 to the Credit Agreement is hereby amended by adding at the end thereof, the following: "and which has been completed prior to June 27, 1999."

                  (ff) The following definitions are added to Exhibit 2.1 to the Credit Agreement, or entirely amended, as the case may be:

                  AGGREGATE REVOLVING LOAN COMMITMENT - the aggregate commitments of Lenders to fund Revolving Loan Advances as provided in Section 3.1, as it may be reduced as stated in
                  Section 3.3. or Section 6.2.3.

                  BUSINESS DAY - a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the Laws of either the United States or the State of Texas.

                  COLLATERAL - the stock and all other property which is pledged as required in (a) Section 8 of this Agreement, and (b) the Fourth Amendment.

                  MAXIMUM AMOUNT - the maximum non-usurious amount of interest that, under applicable Law, Lenders are permitted to contract for, charge, take, reserve, or receive on the Loan Obligations.

                  MAXIMUM RATE - the maximum non-usurious rate of interest that, under applicable Law, Lenders are permitted to contract for, charge, take, reserve, or receive on the Loan Obligations.

                  FOURTH AMENDMENT - that certain Fourth Amendment to Fourth Amended and Restated Credit Facilities Agreement dated as of September 24, 1999, by and among the parties hereto.

                  SECURITY DOCUMENTS - all of the documents required or contemplated to be executed and delivered to Administrative Agent for the benefit of Lenders under (a) Section 8 of this Agreement, and (b) the Fourth Amendment, all other documents granting a Security Interest in any asset of Borrower or any other Person to secure the payment or performance of any of the Loan Obligations from time to time, including any such documents listed on Exhibit 9.1.1 and any similar documents at any time executed and delivered to Administrative Agent for the benefit of Lenders from time to time, by Borrower or any other Person to secure payment or performance of any of the Loan Obligations.

                  (gg) Notwithstanding anything in any other Loan Document to the contrary, DT Resources, Inc. is hereby designated as a Significant Subsidiary and shall be subject to all obligations of a Significant Subsidiary under the Loan Documents, except DT Resources shall not be required to become a Guarantor, or execute a Guaranty or Subsidiary Security Agreement so long as (i) each Significant Subsidiary, the Indebtedness of which is held by DT Resources, Inc., has executed a Subsidiary Security Agreement; and (ii) if requested by Administrative Agent, DT Resources, Inc. has agreed to subordinate such Significant Subsidiaries' Obligations under such Indebtedness to the Loan Obligations in form and substance satisfactory to Administrative Agent.

                  (hh) Exhibit 13.13 to the Credit Agreement is amended and restated in the form of, and all references in the Credit Agreement to
         Exhibit 13.13 are hereby deemed to be references to, the attached
         Exhibit 13.13.

         3. COLLATERAL. Domestic Borrower shall execute and deliver to Administrative Agent, or cause to be executed and delivered to Administrative Agent, the following documents and items (the "Additional Security Documents"), each satisfactory to Lenders:

                  (a) as security for the payment and performance of all of the Loan Obligations, a security agreement executed by Domestic Borrower in form and substance satisfactory to Administrative Agent (the "Borrower Security Agreement") granting to Administrative Agent for the benefit of Lenders a first priority Security Interest in all personal property of Domestic Borrower other than assets of any Pension Benefit Plan and subject to any Permitted Security Interests;

                  (b) as security for the payment and performance of all of the Loan Obligations, a security agreement executed by every Significant Subsidiary domiciled in the United States (other than DT Resources, Inc.) and Vanguard Technical Solutions, Inc., Armac Industries Co., and Assembly Machines, Inc. (the "Additional Guarantors") in form and substance satisfactory to Administrative Agent (the "Subsidiary Security Agreement"), granting to Administrative Agent for the benefit of Lenders a first priority Security Interest in all personal property of each such Significant Subsidiary and Additional Guarantor subject to any Permitted Security Interests;

                  (c) UCC-1 Financing Statements executed by Domestic Borrower and each Significant Subsidiary (other than DT Resources, Inc.) for filing in such filing offices as

          Administrative Agent deems necessary for the perfection of the Security Interests granted in the documents referred to in clauses (a) and (b) above (the "Financing Statements");

                  (d) landlord's waivers in form and substance satisfactory to Administrative Agent for each location leased by Domestic Borrower and each Significant Subsidiary domiciled in the United States (the "Landlord Waivers"), which locations are listed on Schedule 2 hereto; provided that Administrative Agent may, in its discretion, waive delivery of any Landlord Waiver if Administrative Agent determines that obtaining such Landlord Waiver is impracticable or immaterial to the transactions contemplated hereby;

                  (e) as security for the payment and performance of all of the Loan Obligations, mortgages or deeds of trust, as appropriate, executed by Domestic Borrower or the applicable Subsidiary, as the case may be, in form and substance satisfactory to Administrative Agent, granting a first priority (except for Permitted Security Interests) lien to Administrative Agent for the benefit of Lenders on all real property owned by Domestic Borrower and each Subsidiary domiciled in the United States (the "Deeds of Trust"), which real property is listed on
         Schedule 1 hereto;

                  (f) Mortgagee Policies of Title Insurance with respect to the real property described in clause (f) above, showing a satisfactory state of title (the "Title Policies");

                  (g) as security for the payment and performance of all of the Loan Obligations, an aircraft security agreement executed by Domestic Borrower in form and substance satisfactory to Administrative Agent (the "Aircraft Security Agreement") granting to Administrative Agent for the benefit of Lenders a first priority Security Interest in all aircraft and aircraft engines of Domestic Borrower;

                  (h) as security for the payment and performance of the Loan Obligations of the Canadian Borrowers, a security agreement executed by Kalish, Inc. (the "Canadian Security Agreement") in form and substance satisfactory to Administrative Agent and Lenders, granting to Administrative Agent for the benefit of Lenders a first priority Security Interest in all personal property of Kalish, Inc., subject to any Permitted Security Interests;

                  (i) an unconditional guaranty of the Loan Obligations by the Additional Guarantors, in form and substance satisfactory to Administrative Agent (the "Additional Guaranty"); and

                  (j) any additional documents, instruments, certificates and other items as Administrative Agent reasonably deems appropriate or necessary to (i) perfect and maintain the liens and Security Interests granted pursuant to the documents referred to above or (ii) to preserve and protect the rights of Administrative Agent and Lenders under any Loan Document ("Collateral Requirements").

         4. SWINGLINE ADVANCES. Notwithstanding anything in the Credit Agreement or any other Loan Document, commencing on the date of this Amendment and continuing at all times thereafter, the Borrower may not request, and Administrative Agent will not make, Swingline Advances.

         5. AMENDMENT FEE. Borrower shall pay to the Administrative Agent, for the pro rata benefit of the Lenders, an amendment fee in the aggregate amount of $325,000 (the "Amendment Fee"), earned and due and payable as of the date of this Amendment.

         6. TIDES. Until the Loan Obligations are paid in full and all Commitments are cancelled, Domestic Borrower shall exercise its option to defer interest payments on those certain 7.16% Convertible Junior Subordinated Deferrable Interest Debentures and shall not make such payments.

         7. ACKNOWLEDGMENT OF THE BORROWER. The Borrower acknowledges and agrees that the Lenders executing this Amendment have done so in their sole discretion and without any obligation. The Borrower further acknowledges and agrees that any action taken or not taken by the Lenders or the Administrative Agent prior to, on or after the date hereof shall not constitute a waiver or modification of any term, covenant or provision of any Loan Document other than with respect to the Existing Events of Default or prejudice any rights or remedies other than with respect to the Existing Events of Default which the Administrative Agent or any Lender now has or may have in the future under any Loan Document, Applicable Law or otherwise, all of which rights and remedies are expressly reserved by the Administrative Agent and the Lenders.

         8. SUBSIDIARIES ACKNOWLEDGMENT. By signing below, each of the Domestic Borrower's Subsidiaries which has executed a guaranty of the Loan Obligations
(a) consents and agrees to this Amendment's execution and delivery, (b) ratifies and confirms its obligations under its guaranty, (c) acknowledges and agrees that its obligations under its guaranty are not released, diminished, impaired, reduced, or otherwise adversely affected by this Amendment, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its guaranty.

         9.       RELEASE.

                  (a) Upon this Amendment becoming effective, the Domestic Borrower and each of its Subsidiaries hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges the Administrative Agent and the Lenders and all respective affiliates and subsidiaries of the Administrative Agent and the Lenders, their respective officers, servants, employees, agents, attorneys, principals, directors and shareholders, and their respective heirs, legal representatives, successors and assigns (collectively, the "Released Lender Parties") from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities (collectively, the "Borrower Claims") of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which the Domestic Borrower or any of its Subsidiaries ever had or now has against the Released Lender Parties which may have arisen at any time on or prior to the date of this Amendment and which were in any manner related to any of the Loan Documents or the enforcement or attempted enforcement by the Administrative Agent or the Lenders of rights, remedies or recourses related thereto.

                  (b) Upon this Amendment becoming effective, the Domestic Borrower and each of its Subsidiaries covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Released Lender Parties any action or other proceeding based upon any of the Borrower Claims which may have arisen at any time on or prior to the date of this Amendment and were in any manner related to any of the Loan Documents.

                  (c) The agreements of the Domestic Borrower and each of its Subsidiaries set forth in this Section 9 shall survive termination of this Amendment and the other Loan Documents.

         10. REPRESENTATIONS AND WARRANTIES. By its execution and delivery hereof, the Borrower represents and warrants to the Lenders that, as of the date hereof:

                  (a) the information contained in Schedules 1 and 2 attached hereto is true and correct in all respects, and (i) Domestic Borrower and its Significant Subsidiaries domiciled in the United States do not own any real property in the United States other than the real property listed on Schedule 1, and (ii) Domestic Borrower and its Significant Subsidiaries domiciled in the United States do not lease any real property in the United States other than the real property listed on
         Schedule 2;

                  (b) after giving effect to the waiver set forth in Section 1 of this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as if made on and as of such date;

                  (c) after giving effect to the waiver set forth in Section 1 of this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default; and

                  (d) the Domestic Borrower has (i) initiated a review and assessment of all areas within its business and operations that could be adversely affected by the AYear 2000 Problem@ (that is, the risk that computer applications used by the Domestic Borrower and its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and a timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Domestic Borrower reasonably believes that, based upon successful implementation of the plan and timeline, all of the computer applications that are material to the business and operations of the Domestic Borrower and its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be AYear 2000 compliant@), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         11 CONDITIONS OF EFFECTIVENESS. This Amendment shall be effective as of September 24, 1999, so long as all corporate actions of Borrower and the Significant Subsidiaries taken in connection herewith and the transactions contemplated hereby shall be satisfactory in form and substance to Administrative Agent and Lenders, and each of the following conditions precedent shall have been satisfied:

                  (a) All reasonable out-of-pocket fees and expenses in connection with the Loan Documents, including this Amendment and the Additional Security Documents, including legal and other professional fees and expenses incurred on or prior to the date of this Amendment by Administrative Agent or any Lender, including, without limitation, the fees and expenses of Winstead Sechrest & Minick P.C. and Arthur Andersen L.L.P., shall have been paid.

                  (b) Administrative Agent and each Lender shall have received each of the following, in form and substance satisfactory to Administrative Agent, Lenders and Administrative Agent's counsel:

                           (i) an opinion of PricewaterhouseCoopers, accountants
                  for the Borrower and its Subsidiaries, with respect to the fiscal year 1999 audited consolidated financial statements of the Borrower, which shall not be limited as to the scope of the audit or qualified as to the status of the Borrower and its Subsidiaries as a going concern;

                          (ii) a certificate of the Borrower certifying (A) as
                  to the accuracy in all material respects, after giving effect to this Amendment, the Additional Security Documents, and the Waiver in Section 1 hereof, of the representations and warranties set forth in the Credit Agreement, this Amendment, the Additional Security Documents, and the other Loan Documents, and (B) that there exists no Default or Event of Default, after giving effect to this Amendment and the Waiver in Section 1 hereof, and the execution, delivery and performance of this Amendment and the Additional Security Documents will not cause a Default or Event of Default;

                           (iii) certified copies of resolutions of the boards
                  of directors of the Borrower and each Significant Subsidiary authorizing the transactions contemplated by this Amendment and the Additional Security Documents;

                           (iv) the Borrower Security Agreement, the Subsidiary
                  Security Agreement, the Aircraft Security Agreement, the Financing Statements, and any and all Collateral Requirements in connection with any of the foregoing (other than as set forth in Section 12 below);

                           (v)      payment of the Amendment Fee;

                           (vi) an opinion of counsel to the Borrower and each
                  Subsidiary addressed to the Lenders and in form and substance satisfactory to the Administrative Agent, dated as of the date hereof, and covering such matters incident to the transactions contemplated by this Amendment and the Additional Security Documents as the Administrative Agent or its counsel may reasonably request; and

                           (vii) such other documents, certificates and
                  instruments as the Administrative Agent shall require prior to the date hereof.

         12 ADDITIONAL EVENTS OF DEFAULT. It will constitute an Event of Default if (a) the Borrower shall fail, on or before December 31, 1999, to deliver to Administrative Agent the Landlord Waivers, the Title Policies, the Canadian Security Agreement, and any and all Collateral Requirements in connection with any of the foregoing, or (b) the Borrower shall fail, on or before October 31, 1999, to deliver to Administrative Agent the Deeds of Trust, the Additional Guaranty, and legal descriptions of real property not delivered to Administrative Agent on or before the date hereof and necessary for the filing of certain Financing Statements.

         13 REFERENCE TO CREDIT AGREEMENT. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Amendment.

         14 COUNTERPARTS; EXECUTION VIA FACSIMILE. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

         15 GOVERNING LAW: BINDING EFFECT. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon the Borrower, the Administrative Agent, each Lender and their respective successors and assigns.

         16 HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         17 LOAN DOCUMENT. This Amendment is a Loan Document and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

         18 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as the date first above written.


DT INDUSTRIES, INC.,                   KALISH INC. formerly Kalish Canada Inc.,
a Delaware corporation                  a New Brunswick, Canada corporation


By:/s/   Bruce P. Erdel                By:/s/ Bruce P. Erdel
         Bruce P. Erdel, Senior Vice          Bruce P. Erdel, Vice
         President-Finance and                President and Treasurer
         Administration

DT CANADA INC.,                             ASSEMBLY TECHNOLOGIE &
a New Brunswick, Canada corporation         AUTOMATION GMBH, a German
                                            limited liability company


By:  /s/ Bruce P. Erdel                     By: /s/ Bruce P. Erdel
         Bruce P. Erdel, Vice President             Bruce P. Erdel,
         and Treasurer                              Geschaftsfuhrer


DT INDUSTRIES (UK) II LIMITED,
a corporation of England and Wales


By: /s/  Bruce P. Erdel
         Bruce P. Erdel, Director

BANK OF AMERICA, N.A., formerly             DRESDNER BANK AG, NEW YORK
NationsBank, N.A., as Administrative Agent AND GRAND CAYMAN BRANCHES and a Lender


By:  /s/ William E. Livingstone             By:/s/ Beverly G. Cason
         William E. Livingstone, IV                Beverly G. Cason
         Managing Director                         Vice President


                                             By:/s/ John R. Morrison
                                                    John R. Morrison
                                                    Vice President


THE BANK OF NEW YORK                        THE BANK OF NOVA SCOTIA


By:/s/   Edward J. DeSalvio                 By:/s/   F.C.H. Ashby
         Edward J. DeSalvio                          F.C.H. Ashby
         Vice President                              Senior Manager Loan
                                                     Operations


THE SAKURA BANK, LIMITED                    MERCANTILE BANK NATIONAL ASSOCIATION



By:/s/   Tamihiro Kawauchi                  By:/s/  Timothy N. Scheer
         Tamihiro Kawauchi                          Timothy N. Scheer
         Senior Vice President                      Vice President


GENERAL ELECTRIC CAPITAL                    THE SUMITOMO BANK, LIMITED
CORPORATION


By:  /s/ Gregory Hong                       By:/s/ Suresh S. Tata
         Gregory Hong                              Suresh S. Tata
         Duly Authorized Signatory                 Senior Vice President


NATIONAL CITY BANK


By:  /s/ Jeffrey C. Geeding
         Jeffrey C. Geeding

         Senior Vice President


ACKNOWLEDGED AND AGREED:

ADVANCED ASSEMBLY AUTOMATION, INC.


By:/s/   Bruce P. Erdel
         Bruce P. Erdel, Vice President

ASSEMBLY TECHNOLOGY & TEST, INC.


By:/s/   Bruce P. Erdel
         Bruce P. Erdel, Vice President

DETROIT TOOL AND ENGINEERING COMPANY


By:/s/   Bruce P. Erdel
         Bruce P. Erdel, Vice President

DETROIT TOOL METAL PRODUCTS CO.


By:/s/   Bruce P. Erdel
         Bruce P. Erdel, Vice President

HANSFORD MANUFACTURING CORPORATION


By:/s/   Bruce P. Erdel
         Bruce P. Erdel, Vice President

PHARMA GROUP, INC.


By:/s/   Bruce P. Erdel
         Bruce P. Erdel, Vice President

MID-WEST AUTOMATION ENTERPRISES, INC.


By:/s/   Bruce P. Erdel
         Bruce P. Erdel, Vice President

MID-WEST AUTOMATION SYSTEMS, INC.


By:/s/   Bruce P. Erdel
         Bruce P. Erdel, Vice President

SENCORP SYSTEMS, INC.


By:/s/   Bruce P. Erdel
         Bruce P. Erdel, Vice President

                                   SCHEDULE 1
--------------------------------------------------------------------------------
                               OWNED REAL PROPERTY
--------------------------------------------------------------------------------
Name of Company                                 Description of Property
---------------                                 -----------------------

Assembly Machines, Inc.                         2400 Yoder Drive
                                                Erie, PA 16506


Assembly Technology & Test, Inc.                400 Florence
                                                Saginaw, MI 48602

                                                1904 S. Hamilton
                                                Saginaw, MI 48602


                                                210 S. Michigan Ave.
                                                Lots 1 and 2
                                                Blk 113 Adeline Millers,
                                                2nd addition
                                                Saginaw, MI 48602

                                                1908 S. Michigan Ave.
                                                E S Vacant Blk A
                                                Adeline Millers,
                                                2nd addition
                                                Also that part of vacated
                                                Adeline St. lying adjacent
                                                thereto
                                                Saginaw, MI 48602

Detroit Tool and Engineering Company            441 W. Elm
                                                Lebanon, MO
                                                ("Engineering" -- approx.
                                                   5.25 acres)
                                                ("Heat Treat" -- approx.
                                                   1.25 acres)

                                                939 Bethel Road
                                                Lebanon, MO
                                                ("Bishop" -- approx. 10 acres)

                                                Peer Division
                                                2100 E. Empire
                                                Benton Harbor, MI 49022

Detroit Tool Metal Products Co.                 100 Carr Road
                                                Lebanon, MO 65536

Pharma Group, Inc.                              Lakso Division
                                                44 Mead St.
                                                Leominster, MA

                                                 Scheu & Kniss Division
                                                 1500 W. Ormsby
                                                 Louisville, KY

Sencorp Systems, Inc.                            400 Kidds Hill Road
                                                 Hyannis, MA

--------------------------------------------------------------------------------



                                   SCHEDULE 2
--------------------------------------------------------------------------------------------------------------------

                              LEASED REAL PROPERTY
--------------------------------------------------------------------------------------------------------------------

Name of Company                         Description of Property               Landlord
---------------                         -----------------------               --------


DT Industries, Inc.                     18,372 square feet                    American National Insurance Company
                                        Corporate Center                      1949 E. Sunshine
                                        1949 E. Sunshine                      Suite 1-206
                                        Suite 2-300                           Springfield, MO
                                        Springfield, MO  65804


Advanced Assembly Automation, Inc.      313 Mound Street                      City Wide Development Corporation
                                        Dayton, OH  45407                     8 N. Main Street
                                                                              Dayton, OH  45402


                                        907 W. Fifth St.                      City Wide Development Corporation
                                        Dayton, OH  45407                     8 N. Main Street
                                                                              Dayton, OH  45402


Assembly Technology & Test, Inc.        12921 Stark Rd.                       Epic Investment
                                        Livonia, MI  48150                    1204 Turquoise Trail
                                                                              Cerrillos, NM  87010

                                        12841 Stark Rd.                       The Allen Group, Inc.
                                        Livonia, MI  48150


Detroit Tool and Engineering Company    1201 Kansas Ave.                      EFMR, Inc.
                                        Lebanon, MO                           21347 Pinetree Drive
                                        (Warehouse Facility)                  Lebanon, MD

                                        Storage Building                      Thornton Enterprises
                                        (approx. 2,000 square feet)

                                        Storage Facility                      R-Rentals
                                        (approx. 6,000 square feet)

Hansford Manufacturing Corporation      3111 Winton Rd. South                 Van Buren N. Hansford, Jr.
                                        Rochester, NY 14623


                                        3750 Monroe Ave.                      3750 Monroe Ave. Associates
                                        Pittsford, NY


Kalish, Inc.                            6535 Millcreek Dr.                    Westpen Properties Ltd.
                                        Mississauga, Ontario


                                        18105 TransCanada Hwy.                Teecan Properties Inc.
                                        Kirkland, Quebec                      3400 Jean Talon West, #300
                                                                              Montreal, Quebec  H3R 2E8


Pharma Group, Inc.                      Kalish Division                       Somerville Fidelco Associates, L.P.
                                        36 Fourth St.                         981 Route 22, P.O. Box 6872
                                        Somerville, NJ                        Bridgewater, NJ  08807

                                        5220 Clark Ave.                       Alamitos Associates, LLC

                                       25



                                        Lakewood, CA


                                        Merrill Division                      Capplanco Four, Inc.
                                        6457 W. Howard St.
                                        Niles, IL


                                        Stokes Division                       I-95 Business Center at Keystone
                                        1500 Grundy's Lane                    Park-1, a PA Limited Partnership
                                        Bristol, PA


Mid-West Automation Systems, Inc.       1400 Busch Parkway                    American National Bank and Trust
                                        Buffalo Grove, IL                     Company of Chicago


                                        Lot 15, Corporate Grove               LaSalle National Trust N.A.
                                        Buffalo Grove, IL


                                        1275 Barclay Blvd.                    Kerster Randolph Street Property
                                        Buffalo Grove, IL


                                        890 W. Cherry Street                  Community First National Bank
                                        Suite 200
                                        Louisville, CO


Armac Industries, Co.                   925 Airport Rd.                       925 Airport Road Realty & Ins.
                                        Fall River, MA                        76 County Drive
                                                                              Somerset, MA  02726



Vanguard Technical Solutions, Inc.      2151 Convention Center Way            Spieker Properties, L.P.
                                        Suite 202 West
                                        Ontario, CA


                                        6550 South Bay Colony Dr.             AU Bay Colony, LLC
                                        Tucson, AZ
--------------------------------------------------------------------------------------------------------------------


                                       26